UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

GM Capital Inc

(Exact name of registrant as specified in its charter)

Date: August 3, 2018

Delaware	7380	35-2616377
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

http://www.gmcapitalinc.com

B1-32-2, 20 Jalan Perak 50450

 Kuala Lumpur, Malaysia

Telephone: +603-2857 8288

Email: info@gmcapitalinc.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.00001 par value	13,036,250	$1.00	$13,036,250	$1,623.01

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

GM Capital Inc

13,036,250 SHARES OF COMMON STOCK

$0.00001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of GM Capital Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “GM Capital Inc” are offering 8,000,000 shares of our common stock and our selling shareholders are offering 5,036,250 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Sim Min Teck and our Chief Operating Officer, Low Wai Kong. Mr. Sim and Mr. Low are deemed to be an underwriters of this offering. Our selling shareholders are also deemed to be underwriters in this offering. Mr. Sim and Mr. Low will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company and the selling shareholders will be sold at a fixed price of $1.00 per share for the duration of the Offering. Assuming all of the 8,000,000 shares being offered by the Company are sold, the Company will receive $8,000,000 in gross proceeds. Assuming 6,000,000 shares (75%) being offered by the Company are sold, the Company will receive $6,000,000 in gross proceeds. Assuming 4,000,000 shares (50%) being offered by the Company are sold, the Company will receive $4,000,000 in gross proceeds. Assuming 2,000,000 shares (25%) being offered by the Company are sold, the Company will receive $2,000,000 in gross proceeds. The Company is of the belief that we require the entire $8,000,000 we are attempting to raise in this offering in order to fully implement our business plan. In the event we are unable to acquire the full amount, then we would be forced to decrease and/or alter our planned business operations accordingly. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (8,000,000 shares)	$8,000,000	Not applicable	$8,000,000

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY SELLING SHAREHOLDERS	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$ Not applicable
Minimum Purchase	None	Not applicable	Not applicable
Total (5,036,250 shares)	$5,036,250	Not applicable	$ Not applicable

Currently, Mr. Sim and Mr. Low own approximately 99.28% of the voting power of our outstanding capital stock. If all the shares being offered herein by the Company and selling shareholders are sold, our Officers and Directors will together own, approximately 77.1% of the voting power of our outstanding capital stock.

*Sim Min Teck and Low Wai Kong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of their own personal stock from their own accounts. A conflict of interest may arise between Mr. Sim and Mr. Low’s interest in selling shares for their own accounts and in selling shares on the Company’s behalf. Regarding the sale of Mr. Sim and Mr. Low’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering. Please note that at this time Mr. Sim and Mr. Low intend to sell the Company’s shares prior to selling their own shares, although they are under no obligation to do so. Mr. Sim and Mr. Low will decide whether shares are being sold by the Company or on their own behalf.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $61,123. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company’s Officers and Directors. There has been no public trading market for the common stock of GM Capital Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is August 3, 2018

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through June 30, 2019 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as  underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

 In this Prospectus, ‘‘GM Capital,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to GM Capital Inc, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending January 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

GM Capital Inc, a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 24, 2018.

The Company operates through its two wholly owned subsidiaries whose primary focuses are to offer fintech services, specifically a broker and algorithm trading platform, and to manufacture and sell biotechnology products.

Our principal executive office is located at B1-32-2, 20 Jalan Perak 50450 Kuala Lumpur, Malaysia.

We believe we need to raise $8,000,000 to fully execute our business plan over the next 12 months to increase our current level of operations. The funds raised in this offering, even assuming we sell all the shares being offered herein, may be insufficient to carry out our intended expansion plans.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $61,123. In the event the Company has insufficient funds to do so, they will rely upon the Company’s Officers and or Directors to provide such funds. The Company’s Officers and Directors have no legal obligation to provide the Company funds.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”). We have 50,362,500 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 13,036,250 shares. These shares represent 8,000,000 additional shares of common stock to be issued by us and 5,036,250 shares of common stock by our selling stockholders. We may endeavor to sell all 8,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Sim, and or Mr. Low, will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to themselves.

Mr. Sim and Mr. Low will be able to sell their shares at any time during the duration of this offering. Regarding the sale of Mr. Sim and Mr. Low’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering.

Sim Min Teck and Low Wai Kong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of their own personal stock from their own accounts. A conflict of interest may arise between Mr. Sim and Mr. Low’s interest in selling shares for their own accounts and in selling shares on the Company’s behalf. Regarding the sale of Mr. Sim and Mr. Low’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering. Please note that at this time Mr. Sim and Mr. Low intend to sell the Company’s shares prior to selling their own shares, although they are under no obligation to do so. Mr. Sim and Mr. Low will decide whether shares are being sold by the Company or on their own behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

8,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	5,036,250 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	50,362,500 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	58,362,500 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the proceeds from this offering for sales and marketing expenditures, software and product development costs, hiring of additional staff, potential accounting and legal expenses, and office/utility costs.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 13,036,250 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Sim Min Teck and our Chief Operating Officer, Low Wai Kong, will sell the 8,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $61,123.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, Mr. Sim and Mr. Low, our Officers and Directors, own approximately 99.28% of the voting power of our outstanding capital stock. If all the shares being offered herein by the Company and selling shareholders are sold, our Officers and Directors will together own, approximately 77.1% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We have a limited operating history.

We have a limited operating history and do not have a meaningful historical record of sales and revenues nor do we have an established business track record. While we believe that our wholly owned subsidiaries have the opportunity to be successful in the fintech and biotech industries, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income.

Due to the fact that we have entered into highly competitive industries, and we will be competing against companies with greater resources and an established network, we may have a difficult time penetrating the market.

Our competitors have been in the fintech and biotech business for far longer than we have. They also have an existing client base, relevant company history, greater capital resources, an established brand, and any number of other factors. We may have a difficult time gaining the market share we are seeking. We will need to devote significant effort in the future to ensure that we can compete with established competitors successfully, and that we can generate and retain clients when competing against these other companies. In the event that we are not able to compete successfully, we may be forced to change our business plan and or scale down our operations.

The broker platform and algorithm trading platform of MTradeApp Pte Ltd are not fully developed at this time.

While we believe that both the broker platform and algorithm trading platform of MTradeApp Pte Ltd will be completed in a timely manner, we can not offer any guarantees that our development may not be delayed for any number of reasons. In the event that we experience technological malfunctions, coding errors, or really any negative performance at all, then we may be forced to take additional time to remedy the situation. This could, in turn, result in the deployment of our technology taking longer than we anticipate, which could further result in decreased levels of anticipated operations unless, and until, we are able to appropriately launch both the broker platform and algorithm trading platform in stable conditions.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the economy in Malaysia. We cannot assure you that the Malaysian economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the Malaysian economy suffers, demand for the services and/or products of our wholly owned subsidiaries may diminish, which would in turn result in decreased likelihood of profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

Any investments we make, as a company, are speculative at this time, however, if we should make an investment, then we cannot, at this time, accurately predict the outcome of such an investment.

As a tertiary focus to our two wholly owned subsidiaries, we may seek out investment opportunities throughout Malaysia and south east Asia that we believe may be complementary to our business activities. However, these plans are not fully developed and are speculative in nature. As such, we cannot state that any investments we make in the future will return our investment to the level we will anticipate at the time. In the event that our potential future investments are not as profitable as we foresee, then the material results of our business operations may suffer.

The professional reputation of our wholly owned subsidiaries is critical to our business, and any harm to our reputation could decrease the amount of business we can acquire, which could have a material adverse effect on our future revenue and growth prospects.

Our reputation and our relationships with our future clients/customers is a key factor in growing our revenue and increasing the operations of both of our wholly owned subsidiaries. Negative press reports regarding poor contract performance, employee misconduct, dissatisfied clients, or any number of negative events could substantially harm our reputation and make it more difficult for us to acquire future clients. Due to the ease of acquiring information provided by the internet this risk is particularly pertinent, as negative client feedback could be posted online and available to anyone who researches our Company. In the event that our reputation is substantially harmed we may acquire less revenue than we anticipate and in a worst case scenario may be forced to cease operations entirely.

Major network failures could have an adverse effect on our business.

For MTrade App Pte Ltd, our technology infrastructure is critical to the performance of our application and customer satisfaction. Apps run on a complex distributed system, or what is commonly known as cloud computing. We will own, operate and maintain the primary elements of this system, but some elements of this system are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of users or impair our ability to attract new users, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our application.

Our industries are categorized by rapid technological progression and ever increasing innovation. While we believe that we will offer trading and algorithm platforms, as well as biotechnology products, designed to cater to the unique needs of our clients we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that our reputation and brand in the fintech and biotech industries are of significant importance to the success of our business. A well recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the fintech and biotech industries are highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Due to the fact that our directors and officers reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders could face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, the following:

• Effecting service of process within the United States;

• Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

• Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and

• Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number clients/customers we acquire per quarter;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, our officers and directors, own 99.28% of the voting power of our outstanding capital common stock. As a result, they have substantial voting power in all matters submitted to our stockholders for approval.

Our officers and directors, collectively, have substantial voting power in all matters including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their percentage ownership, they may substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Sim or Mr. Low, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Sim and Mr. Low’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

At present we rely heavily upon Mr. Sim for capital in order to fund our development.

Mr. Sim has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. We do not believe we will require substantial additional financing from Mr. Sim, however without additional funding we will be unable to grow and market our business in the manner we intend to. Our business operations cannot progress further without additional financing, and Mr. Sim may not be willing to provide it to us. In the event that we cannot raise the money we seek, we may be forced to halt or suspend our proposed marketing and business activities and we may not have the capability to begin generating profits which could result in a loss of all or part of your investment in our company.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

If we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”) . We have 50,362,500 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of August 3, 2018. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

In the event that a substantial number of our outstanding shares are sold into the open market there may be a potential dilutive effect on our current shareholders. This may cause a decrease in the market price of our stock because there will be more shares issued and outstanding.

In the event that a substantial number of our outstanding shares are sold into the open market it may have a dilutive effect on our current shareholders. It may also result in a decrease in the price of our common stock since there will be more shares of common stock issued and outstanding.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to and 20,000,000 shares of preferred stock, $0.00001 par value per share. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. We have not yet determined how many votes each share of preferred stock will be designated to a security holder of our Preferred Stock at stockholders’ meetings, for all purposes, including election of directors.

Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to GM Capital Inc, and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer, Sim Min Teck, and our Chief Operating Officer, Low Wai Kong, whom will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $61,123. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

GM CAPITAL INC

CONDENSED CONSOLIDATED BALANCE SHEETS

As of January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	As of January 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	100,363	11,268
Account receivables	132,049	4,484
Deposit and prepayment	1,936	1,955
Amount due from directors	-	11,119
Inventories	9,416	10,235
Total Current Assets	243,764	39,061

NON-CURRENT ASSETS
Plant and equipment, net	74,079	54,462
	74,079	54,462

TOTAL ASSETS	$317,843	$93,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Account payables	-	8,500
Other payables and accrued liabilities	46,994	16,743
Obligation under finance lease	6,232	-
Amount due to directors	70,261	-
Current tax liabilities	15,431	-
Total Current Liabilities	138,918	25,243

NON-CURRENT LIABILITIES
Obligation under finance lease	6,589	-
Deferred taxation	1,410	-
Total Non-Current Liabilities	7,999	-

TOTAL LIABILITIES	$146,917	$25,243

STOCKHOLDERS’ EQUITY
Share Capital	101,828	101,828
Common stock, $0.0001 par value, 10,000,000 shares authorized and nil shares issued and outstanding as of January 31, 2018 and 2017 respectively	100	-
Other comprehensive income	8,045	347
Retained earnings/(Accumulated losses)	60,953	(33,895)
TOTAL STOCKHOLDERS’ EQUITY	$170,926	$68,280

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,843	$93,523

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017

REVENUE	291,140	35,126

COST OF REVENUE	(54,181)	(38,533)

GROSS PROFIT/(LOSS)	236,959	(3,407)

OTHER INCOME	-	99

GENERAL AND ADMINISTRATIVE EXPENSES	(126,421)	30,182

PROFIT/(LOSS) BEFORE INCOME TAX	110,538	(33,490)

INCOME TAX PROVISION	(15,690)	-

NET PROFIT/(LOSS)	94,848	(33,490)

Other comprehensive income
- Foreign exchange translation adjustment	7,698	347
Comprehensive income/(loss)	102,546	(33,143)

Net profit/(loss) per share, basic and diluted:	0.04	(0.05)

Weighted average number of common shares outstanding - Basic and diluted	2,498,278	664,339

GM CAPITAL INC

CONDENSED CONSOLIDATED BALANCE SHEETS

As of April 30, 2018 and January 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	April 30, 2018	January 31, 2018
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	111,358	100,363
Account receivables	129,165	132,049
Deposit and prepayment	1,922	1,936
Inventories	7,699	9,416
Total Current Assets	250,144	243,764

NON-CURRENT ASSETS
Plant and equipment, net	75,071	74,079
Intangible assets - goodwill, net	7,075	-
	82,146	74,079

TOTAL ASSETS	$332,290	$317,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	61,117	46,994
Obligation under finance lease	4,031	6,232
Amount due to directors	245,076	70,261
Current tax liabilities	17,424	15,431
Total Current Liabilities	327,648	138,918

NON-CURRENT LIABILITIES
Obligation under finance lease	6,542	6,589
Deferred taxation	1,400	1,410
Total Non-Current Liabilities	7,942	7,999

TOTAL LIABILITIES	$335,590	$146,917

STOCKHOLDERS’ EQUITY
Share Capital	-	101,828
Common stock, $0.0001 par value, 10,000,000 shares authorized and nil shares issued and outstanding as of January 31, 2018 and 2017 respectively	100	100
Other comprehensive income	-	8,045
Retained earnings	(3,400)	60,953
TOTAL STOCKHOLDERS’ EQUITY	$(3,300)	$170,926

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$332,290	$317,843

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended
	April 30, 2018	April 30, 2017

REVENUE	69,327	52,073

COST OF REVENUE	(7,536)	(12,051)

GROSS PROFIT	61,791	40,022

OTHER INCOME	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	(67,732)	(20,323)

(LOSS)/PROFIT BEFORE INCOME TAX	(5,941)	19,699

INCOME TAX PROVISION	(3,160)	(1,395)

NET (LOSS)/PROFIT	(9,101)	18,304

Other comprehensive loss
- Foreign exchange translation adjustment	(1,424)	(4,718)
Comprehensive (loss)/income	(10,525)	13,586

Net (loss)/income per share, basic and diluted:	(0.001)	0.006

Weighted average number of common shares outstanding – Basic and diluted	10,000,000	2,279,100

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The Company operates through its two wholly owned subsidiaries whose primary focuses are to offer fintech services, specifically a broker and algorithm trading platform, and to manufacture and sell biotechnology products.

We believe we need to raise $8,000,000 to fully execute our business plan over the next 12 months to increase our current level of operations. The funds raised in this offering, even assuming we sell all the shares being offered herein, may be insufficient to carry out our intended expansion plans.

Our total assets were $317,843 as of January 31, 2018 and $332,290 as of April 30, 2018.

Our cash balance is not sufficient to fund our limited levels of operations for any substantive period of time. We have been utilizing and may utilize funds from our Officers and or Directors who, have informally agreed to contribute funds on a need be basis to allow us to pay for filing fees, and professional fees that we may incur. Our Officers and Directors have no formal commitment, arrangement or legal obligation to contribute or loan funds to the company. For specific reference on how the money we raise in this offering is to be allocated at every level of funding, please see our “Use of Proceeds” section on page 17.

For the fiscal year ended January 31, 2018 our net profit was $94,848 and for the three months ended April 30, 2018 our net profit was $61,791.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

We, GM Capital, Inc., operate entirely through our two wholly owned subsidies. As such, we believe that we have two principal industries which are Financial Technology for MTradeApp Pte Ltd and Biotechnology for Bio Ingredient Technology Sdn Bhd.

Financial Technology Industry

The Financial Technology Industry, or ‘Fintech’ for short, is comprised of companies that use computer programs and other technology to support or enable financial services. Originally, the term applied to technology applied to the back-end of established consumer and trade financial institutions. Since the end of the first decade of the 21st century, the term has expanded to include any technological innovation in the financial sector, including innovations in financial literacy and education, retail banking, investment and even crypto-currencies like bitcoin.

According to Frost & Sullivan, (a business consulting firm involved in market research and analysis, growth strategy consulting, and corporate training across multiple industries) the Fintech industry in the Asia-Pacific region is expected to grow at a CAGR of 72.5% from 2015 to 2020, reaching US$72 billion. The positive outlook is fuelled by growth in digital payments such as increasing adoption of cashless payments by small and medium sized enterprises. There is also more widespread awareness of the viability of using P2P financing as well as new methods of crowdfunding using Blockchain, which will lead to growth in the personal and business financing segment.

Biotechnology

The Biotechnology Industry, or ‘Biotech’ for short, is defined as the use of  living systems and organisms to develop or make products, or "any technological application that uses biological systems, living organisms, or derivatives thereof, to make or modify products or processes for specific use” according to the UN Convention on Biological Diversity. Depending on the tools and applications used there may also be some overlap with the related fields of bioengineering, biomedical engineering, etc.

McKinsey predicts that Asia will become the second highest medical technology market in the world by 2020, and it could account for a third of global sales by 2025. In regards to Malaysia specifically, according to Asia Pacific Biotech, “Malaysia is one of the key countries challenging other regional players in biotechnology. It has ambitious plans to become the region’s biotech hub and is focusing on developing a unique competitive edge over other countries in the region. The key strengths of Malaysia are its abundant bio-resources, particularly the rich medicinal plants, marine life, and tropical crops. Agbiotech, herbal and medicinal plants and biomaterials are the areas in which Malaysia has built a solid research base."

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

GM Capital Inc, a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 24, 2018.

On January 24, 2018 Sim Min Teck was appointed Chief Executive Officer and Chief Financial Officer of the Company. On the same day he was also appointed as a member of our Board of Directors.

On January 24, 2018 Low Wai Kong was appointed as Chief Operating Officer of the Company and as a member of our Board of Directors.

On April 30, 2018 we acquired 100% of MtradeApp Pte. Ltd., a Singapore Company. The agreement pertaining to this is attached herein as exhibit 10.1.

On April 30, 2018 we acquired 100% of Bio Ingredient Technology Sdn Bhd., a Malysian Company. The agreement pertaining to this is attached herein as exhibit 10.2.

On May 24, 2018 we filed an amendment to our Certificate of Incorporation to increase our authorized shares, amend our par value, and add a class of Preferred Stock. No shares of stock were issued and outstanding prior to the amendment. The amendment is attached herein as exhibit 3.1 along with our original Certificate of Incorporation.

On May 25, 2018 Sim Min Teck was issued 25,000,000 shares of restricted common stock, Low Wai Kong was issued 25,000,000 shares of restricted common stock, Liew Hon Boon was issued 125,000 shares of restricted common stock, Lee Pying Jin was issued 62,500 shares of restricted common stock, and Chung Chow Pin was issued 175,000 shares of restricted common stock.

On July 11, 2018 Mr. Chong Kah Heng was appointed as the Company’s Chief Legal Officer, Mr. Wong Weng Chee was appointed as the Company’s Chief Accounting Officer and Mr. Cheah Kiu Beng was appointed as an Independent Director of the Company.

All of the shares issued above are restricted common stock with a par value of .00001 per share. No monies were paid for the shares and they were all issued for services relating to developing the Company’s business plan.

Business Information

GM Capital, Inc. (GM) is an early stage Delaware company that operates, at present, entirely through its two wholly owned subsidiaries, MTradeApp Pte Ltd (MTrade) and Bio Ingredients Technology Sdn Bhd (Bio Ing). At present our operations encompass the South East Asia region, specifically countries like Vietnam, Indonesia, Thailand, and the Philippines. As our operations progress we will evaluate potential future acquisitions to supplement and expand upon the current products and services offered by our subsidiaries.

MTradeApp Pte Ltd

MTradeApp Pte Ltd (Formerly known as MSR Capital Pte Ltd) is involved in developing financial market platforms, and consulting services. The company has designed an online stock market platform and mobile application for self-directed traders under the brand name of mtradego.com. The company has two websites, one for each service, at https://mtradego.com/ for the mobile application and https://mtradeapp.com/ for the online platform, both of which are currently undergoing further development.

Currently, while the Mtrade App could be considered ‘functional’, it is still in development and is likely to undergo additional changes. No actual trading has occurred through the application/platform at this time. Our wholly owned subsidiary Mtrade App Pte Ltd is licensing the software, "the application" or "platform" to MRS Capital, a licensed broker dealer in Malaysia. MRS capital is considered a related party and is owned entirely by our CEO, Sim Min Teck.

The broker platform, seen at www.mtradego.com, will feature stocks, options, ETF, Bonds, futures & currencies while also enabling users to register, trade and withdraw each. MSR Capital Limited is authorized and regulated by the Labuan Financial Services Authority (Labuan FSA) under the license no. SL/16/0005. We believe the interface will be user friendly and target retail clients. It will be downloadable in Google Play, Apple Apps Store and Web interface as well. The stock market platform will allow users to access reputable world markets, specifically the New York Stock Exchange, NASDAQ, and London Stock Exchange. Additionally, mtradego will enable users to access stock markets for countries such as Vietnam, The Philippines, Thailand and Malaysia.

The algorithm trading platform, seen at www.mtradeapp.com, will enable users to customize a dynamic algorithm trading platform which mostly focuses on Long Short and Portfolio Balancing strategies in stocks, options and the Forex market. MTradeApp is also developing in house algorithm trading system which will tab into high frequency and liquidity foreign exchange markets. We believe the software will provide fast execution, and low latency which will deploy the latest trading technology infrastructure.

In addition to the broker platform, MTradeApp Pte Ltd also offers related consulting services to develop web and mobile applications for finance companies. These consulting services have not yet been fully defined, and pricing will be determined by the complexity of each project on a case by case basis.

Bio Ingredient Technology Sdn Bhd

Note: “Bio Ing” is synonymous herein with Bio Ingredient Technology Sdn Bhd.

Bio Ing is a Biotech company, headquartered in Singapore, with numerous manufacturing and research and development teams throughout the Asia Pacific region.

Bio Ing creates a range of products and has, what we believe to be, a well-equipped in-house laboratory to perform analytical testing. Microbiological Assays are routinely performed to exclude pathogenic bacteria, fungi, and other pathogenic agents. Stability Studies are also made on every creation to determine the shelf-life of all Bio Ing products. This monitors master gauges for traceability and recertification, gauge capability, calibration procedures, and frequency, and carries out routine preventive maintenance. Bio Ing adheres to Good Laboratory Practice to provide a safe environment and ensure the consistency and reliability of results as outlined in the National Pharmaceutical Control Bureau (NPCB) requirement.

The products currently in production by Bio Ing are:

1.	Legenze: Legenze is a Probiotic beverage with a potent antioxidant effect through our in-house patented Lactobacillus fermentation technology named Bio-energy Creation. It contains highly Bio-available essences. This includes vegetable and fruit enzymes, trace minerals and vitamins.

The ingredients of Legenze are determined not simply by their beneficial qualities but by what is needed to maximize and optimize the strength of Lactobacillus. Legenze helps to maintain a healthy digestive system and cell regeneration abilities. This includes maintaining a desirable balance of beneficial bacteria and to suppress harmful bacteria in the digestive system and to regulate blood flow more effectively.

2.	Merrytea: MerryTea is the original formulation and development from Eastern traditional studies of “Yin” & “Yang”. It is produced from raw, pure and high-quality plants, is rich in nutrients, antioxidant and contains minerals that are highly beneficial and effective for our health. When it comes to health and tonics, they are inseparable from nourishment of the ‘Yin’ as a busy life without a balanced diet causes an easy loss of moisture, water content, vital energy and blood. Through the same beliefs, MerryTea focuses on enriching and cultivating water and blood within the body.

3.	Lifesence: An Enzyme Beverage Supplement formulated through ancient pharmaceutical methods and modern technology. It involves the application theory of yin and yang, and a combination of plant extracts from both the eastern and western worlds. Lifesence embodies thousands of Nano essence that contains nutritional and functional ingredients to help many restore the full functions of vital organs and achieve healthy living every day.

Lifesence helps regulate the amount of blood flow in the body, enhance strength and aids the maintenance of digestive functions. Using unique fermentation Biotechnology for refining, ripening, standing, extraction and purification processes, it can fully retain precious Nano nutrients from herbaceous herbs and plants- like wild Cordycep Sinensis, and ingredients- like natural brown rice, wild fruits, vegetables, probiotics and other valuable health foods.

4.	Duriano: Duriano is created with 100% authentic Malaysia Durian from the supreme species- Musang King, D24 and D2, incorporated with imported Arabica, Robusta coffee beans and Switzerland Creamer. Duriano delivers a soothing, sophisticated and rich taste with a truly authentic Durian flavor. Malaysia, also known as “King of Fruits”, has been known to produce Asia’s top durians.

Musang King, D24 and D2 is distinctive for its unique and strong scent. Consisting of high protein, nutrients, minerals and vitamins, it helps to replenish energy and revitalizes the body instantly. It is cholesterol free and is rich in dietary fiber.

Marketing Plans

At the current time, marketing activities have not yet commenced for either of our wholly owned subsidiaries. However, we do have tentative plans in relation to future marketing activities, although these may change or be further developed as operations progress.

MTrade intends to market and introduce its broker platform through training and seminars throughout Asian Regions in order to educate potential associates and prospective clients as to the benefits of the broker platform and imbue them with a greater understanding of trading methodology from the simple to the complex. Additionally, MTrade has tentative, and not yet fully developed, plans to advertise through a combination of QR codes on their website, text/email marketing, mobile application advertisements, social media marketing, push notifications and website advertising. All of the aforementioned marketing plans are currently in development, and we cannot, at this time, determine any specifics or provide an accurate date as to when marketing will be implemented.

Bio Ing intends to implement an online and retail as part marketing strategy, which will include online market place, wholesale to retail owners, Direct Distribution, Wellness Sanctuary, Custom Made Franchise Program. Bio Ing has also appointed MerryLife company which is also a multi-national consulting firm providing business and strategy solutions, application development, maintenance, and outsourcing services, to aid in marketing activities. At this time no such marketing activities have occurred.

Future Plans

In the future the Company intends to further the business objectives of its wholly owned subsidiaries. This may include, but not strictly be limited to, hiring additional software engineers for MTrade, to further develop CRM software and hire a customer support team. The future plans of Bio Ing are to continue operations in the same manner, while attempting to develop a larger customer base.

Over the next twelve months GM Capital, Inc. will begin efforts to expand our business operations to Vietnam, Thailand, Indonesia and the Philippines. At present, the steps necessary to conduct these expansion efforts have not yet been determined.

Employees

As of August 3, 2018, we have five part time employees, all of which serve as an officer, director or both. We have no formal agreements with any of our employees and they do not receive any monetary compensation at this time. They do not expect to be paid for their services provided thus far.

Currently, each of our employees works on our business up to 25 to 30 hours per week, but each is prepared to devote more time if necessary. The exact time allocation each employee works on our business each week varies.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00 . The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $8,000,000 as anticipated.

If 8,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Sales and Marketing Expenditures	$3,200,000
Software and Product Development costs	$2,400,000
Hiring of Additional Staff	$1,600,000
Accounting and Legal Expenses	$400,000
Office & Utility Costs; Office Equipment	$400,000
TOTAL	$8,000,000

If 6,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Sales and Marketing Expenditures	$2,400.000
Software and Product Development costs	$1,800,000
Hiring of Additional Staff	$1,200,000
Accounting and Legal Expenses	$300,000
Office & Utility Costs; Office Equipment	$300,000
TOTAL	$6,000,000

If 4,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Sales and Marketing Expenditures	$1,600,000
Software and Product Development costs	$1,200,000
Hiring of Additional Staff	$800,000
Accounting and Legal Expenses	$200,000
Office & Utility Costs; Office Equipment	$200,000
TOTAL	$4,000,000

If 2,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Sales and Marketing Expenditures	$800,000
Software and Product Development costs	$600,000
Hiring of Additional Staff	$400,000
Accounting and Legal Expenses	$100,000
Office & Utility Costs; Office Equipment	$100,000
TOTAL	$2,000,000

The above figures represent only estimated costs for the next 12 months. If we are unable to raise at least 25% of the funds herein through this offering we plan to allocate the funds raised to the above items that we feel are most important to the growth of the Company.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $61,123. In the event the Company has insufficient funds to do so, they will rely upon the Company’s Officers and or Directors to provide such funds. The Company’s Officers and Directors have no legal obligation to provide the Company funds.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Company’s officers and directors which was nil as the shares were issued solely for services rendered to developing the Company’s business plan.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The below only accounts for the primary offering on behalf of the Company. The values below are calculated as of our most recent quarter end, April 30, 2018.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	1.00	$1.00
Book Value Per Share Before the Offering	$0.000	$0.000	0.000	$0.000
Book Value Per Share After the Offering	$0.038	$0.074	0.106	$0.137
Net Increase to Original Shareholder	$0.038	$0.074	0.106	$0.137
Decrease in Investment to New Shareholders	$0.962	$0.926	0.894	$0.863
Dilution to New Shareholders (%)	96.2%	92.60%	89.40%	86.30%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,300)
Net proceeds from this offering	8,000,000
$7,996,700
Denominator:
Shares of common stock outstanding prior to this offering	50,362,500
Shares of common stock to be sold in this offering (100%)	8,000,000
58,362,500

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,300)
Net proceeds from this offering	6,000,000
$5,996,700
Denominator:
Shares of common stock outstanding prior to this offering	50,362,500
Shares of common stock to be sold in this offering (75%)	6,000,000
56,362,500

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,300)
Net proceeds from this offering	4,000,000
$3,996,700
Denominator:
Shares of common stock outstanding prior to this offering	50,362,500
Shares of common stock to be sold in this offering (50%)	4,000,000
54,362,500

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,300)
Net proceeds from this offering	2,000,000
$1,996,700
Denominator:
Shares of common stock outstanding prior to this offering	50,362,500
Shares of common stock to be sold in this offering (25%)	2,000,000
52,362,500

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 5,036,250 shares of our common stock held by our five current shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 3, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

*The percentages in the below table are calculated with the assumption all 8,000,000 shares of common stock, being offered by the Company herein, are sold.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Sim Min Teck*	25,000,000	2,500,000	22,500,000	38.55%
Low Wai Kong**	25,000,000	2,500,000	22,500,000	38.55%
Liew Hon Boon	125,000	12,500	112,500	0.19%
Lee Pying Jin	62,500	6,250	56,250	0.10%
Chung Chow Pin	175,000	17,500	157,500	0.27%
Total	50,362,500	5,036,250	45,326,250	77.66%

* On January 24, 2018 Sim Min Teck was appointed Chief Executive Officer and Chief Financial Officer of the Company. On the same day he was also appointed as a member of our Board of Directors.

** On January 24, 2018 Low Wai Kong was appointed as Chief Operating Officer of the Company and as a member of our Board of Directors.

PLAN OF DISTRIBUTION

The Company has 50,362,500 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 8,000,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Sim Min Teck and Mr. Low Wai Kong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Sim Min Teck and Low Wai Kong are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Sim Min Teck and Low Wai Kong will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sim and Mr. Low are not, nor have been within the past 12 months, a broker or dealer, and they are not, nor have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sim and Mr. Low will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Sim Min Teck and Low Wai Kong will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 8,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of the offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $61,123. In the event the Company has insufficient funds to do so, they will rely upon the Company’s Officers and or Directors to provide such funds. The Company’s Officers and Directors have no legal obligation to provide the Company funds.

*Sim Min Teck and Low Wai Kong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of their own personal stock from their own accounts. A conflict of interest may arise between Mr. Sim and Mr. Low’s interest in selling shares for their own accounts and in selling shares on the Company’s behalf. Regarding the sale of Mr. Sim and Mr. Low’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering. Please note that at this time Mr. Sim and Mr. Low intend to sell the Company’s shares prior to selling their own shares, although they are under no obligation to do so. Mr. Sim and Mr. Low will decide whether shares are being sold by the Company or on their own behalf.

*The selling shareholders are deemed to be underwriters of this offering.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “GM Capital Inc”, a subsidiary of the Company, or (ii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”). As of the date of this filing we have 50,362,500 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Preferred Stock

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. At this time, we have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a stock transfer agent however, in the future we do intend to enlist the services of one following effectiveness of this Registration Statement.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. Our Company is not subject to Proxy rules because our securities will not be registered under Section 12 of the Securities Exchange Act of 1934. We do not have plans to voluntarily send securities holders an annual report however our annual report on Form 10-K will be made publicly available on http://www.sec.gov and will include audited financial statements.

DESCRIPTION OF FACILITIES

Our executive offices are currently located at B1-32-2, 20 Jalan Perak, 50450 Kuala Lumpur, Malaysia. Our offices are provided to us rent free by our Chief Executive Officer, Mr. Sim. Mr. Sim is renting the office for a cost of approximately $3,000 per month.

The office space for our subsidiary MTrade is located at 31 Harrison Road, #07-02, Food Empire Building, Singapore 369649.

The office space for our subsidiary Bio Ing is located at No. 3, Jalan BA 10, Kawasan Perusahaan Bukit Angkat 43000 Sg. Chua Kajang, Selangor.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Name	Age	Position
Sim Min Teck	45	Chief Executive Officer, Chief Financial Officer, Director
Low Wai Kong	48	Chief Operating Officer, Director
Chong Kah Heng	45	Chief Legal Officer
Wong Weng Chee	28	Chief Accounting Officer
Cheah Kiu Beng	55	Independent Director

Sim Min Teck- Chief Executive Officer, Chief Financial Officer, and Director

Mr. Sim Min Teck graduated from Malaysia National University in 1998 with degrees in Political Science and Psychology. From 2013 to present he has held the position of President of MTradeApp Pte Ltd, a Singapore based fintech company specialized in developing and providing consultancy services of financial marketing platforms. He has been responsible for executing the company’s business plan, maintaining relationships with shareholders, ensure company policies and legal guidelines are communicated, oversee the company’s financial performance and to delegate and supervise work. Additionally, from 2014 to present he has been a Director of MSR Capital Limited, a Malaysia based company involved in wealth management and securities. His responsibilities include, but are not limited to, overseeing the execution of the company’s business plan and to ensure company policies are followed effectively.

Due to Mr. Sim Min Teck’s extensive business experience the Board of Directors has determined to elect him to the positions of Chief Executive Officer and Chief Financial Officer of the Company.

Low Wai Kong- Chief Operating Officer, Director

Mr. Low Wai Kong graduated from Advance Tertiary College in 1990 with a diploma in Marketing. From 2009 to present he has held the position of Director at Merrylife International Sdn Bhd, a Malaysian based company that sells Bio Ingredient Technology products in the Malaysian market. His responsibilities include applying in-house marketing systems for distributors, train local and overseas distributors regarding product knowledge, organize team building activities, and to coordinate social media and advertising activities. From 2016 to present Mr. Low Wai Kong has held the position of Managing Director at Bio Ingredient Technology Sdn Bhd, a Malaysian company that formulates and manufactures unique health food products. His responsibilities include communication with consultants, advise on waste water treatment, the creation of natural and bio fertilizer and to manufacture skin care products using natural plant base ingredients. From 2017 to present Mr. Low Wai Kong has held the position of Director at Merrylife Singapore Pte Ltd, a Singapore based company that sells Bio Ingredient Technology products. His responsibilities include include applying in-house marketing systems for distributors, train local and overseas distributors regarding product knowledge, organize team building activities, and to coordinate social media and advertising activities.

Due to Mr. Low Wai Kong’s extensive business experience the Board of Directors has determined to elect him to the position of Chief Operating Officer of the Company.

Chong Kah Heng - Chief Legal Officer

Mr. Chong Kah Heng obtained a law degree from the University of Leicester, England in 1995. Subsequently he joined the Bar of England and Wales in 1996. He then returned to commence his pupillage in Kuala Lumpur at N K Tan & Rahim and joined the company as an associate after being called to the Malaysian Bar in 1997. As an associate he took charge of several property development projects while widening his portfolio of legal work. He became one of the founding members of the legal partnership of Lee & Chong in 2003 and continues to hold his position as partner at present. In 2013 he set up KH Chong and associates, where he retains the position of partner until present. The firm specializes in banking, commercial law and property conveyance. Mr. Chong is a member of the Malaysian Bar as well as the Honorable Society of Gray’s Inn in the United Kingdom.

Due to Mr. Chong’s extensive legal experience, the Board of Directors has determined to elect him to the position of Legal Officer.

Wong Weng Chee - Chief Accounting Officer

Mr. Wong Weng Chee graduated from Sunway University, Petaling Jaya, Selangor, Malaysia in 2008 as a qualified, certified accountant. From January of 2013 to December of 2015 Mr. Wong worked at C.H. Tan Consultancy Sdn Bhd as a Tax Assistant. His responsibilities included preparation and review of income tax computation and tax returns for corporations and individuals, as well as providing general tax advisory services and ensure tax procedures are in compliance with all regulatory requirements. In December of 2013 he joined as a member of Association of Chartered Certified Accountants (ACCA). From 2016 until 2018 he worked as an Accountant at Qi Services (M) Sdn Bhd, where he was responsible for the preparation of accounts for audit purposes.

Due to Mr. Wong’s extensive accounting experience, the Board of Directors has determined to elect him to the position of Chief Accounting Officer.

Cheah Kiu Beng - Independent Director

Mr. Cheah holds a Master of Business Administration from Charles Sturt University of Australia and Marketing qualification from The Chartered Institute of Marketing, UK in 1993. He has more than thirty years of experience in banking, of which over thirteen years were spent in Retail/Consumer Banking and over twenty-two years in Corporate Banking. His long years of experience have been wide ranging from sales and services, marketing of retail/consumer products to credit related process from initiation i.e. marketing to lending. His experience extends to credit evaluation, credit monitoring, credit appraisal, distress assets and timely reporting to various authorities from local to parent bank. He was also instrumental to establish new departments whilst with Bank of Tokyo-Mitsubishi UFJ (M) Berhad, and crafted a workflow and work manual book and has been called upon to conduct correctional work process to enhance process and control. He has worked his way up from Officer level to Senior Management and has served at Standard Chartered Bank Malaysia Berhad in Retail / Consumer banking and Bank of Tokyo-Mitsubishi UFJ group in Malaysia over a period of 22 years of which he served 9 years as Relationship Manager; 8 years as Vice President and the remaining 5 years plus as Senior Manager and as part executive management committee. Mr Cheah also sits in several committees, such as the Compliance Committee, Operational Risk Management Committee, Asset Liability Management Committee, Credit Risk Management Committee, Executive Management Committee and participating member in Deal Screening Committee. He retains a permanent member of the majority of the aforementioned committees.

Due to Mr. Cheah’s extensive business experience, the Board of Directors has determined to elect him to the position of Independent Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have a nominating, or compensation committee nor does our Company have a written nominating, or compensation charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that our “Compliance Manager” and Director, Leila V. Soriano will act as our audit committee financial expert.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independent Directors

On July 11, 2018 Mr. Cheah Kiu Beng was appointed as an Independent Director of the Company.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and Principal Position	As of January 31, 2018 (1)	Salary ($)	Bonus ($)	Stock Issued (shares at par value)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sim Min Teck, Chief Executive Officer, Chief Financial Officer, Director	(1)	-	-	-	-	-	-	-	-
Low Wai Kong, Chief Operating Officer, Director	(1)	-	-	-	-	-	-	-	-
Chong Kah Heng, Legal Officer	(1)	-	-	-	-	-	-	-	-
Wong Weng Chee, Chief Accounting Officer	(1)	-	-	-	-	-	-	-	-
Cheah Kiu Beng, Independent Director	(1)	-	-	-	-	-	-	-	-

Compensation of Directors

Directors’ Compensation should be read in conjunction with the above table which encompasses compensation of all our officers and directors to date.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employee or consulting agreements with our officers, directors, and or employees. At this time all current employees of the company are working toward advancing the Company’s operations without any compensation.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 3, 2018 the Company has 50,362,500 shares of common stock and no shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name of stockholder	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Sim Min Teck, Chief Executive Officer, Director	25,000,000	49.64%	49.64%
Low Wai Kong, Chief Operating Officer, Director	25,000,000	49.64%	49.64%
5% Shareholders	N/A	N/A	N/A
Total	50,000,000	99.28%	99.28%

On January 24, 2018 Sim Min Teck was appointed Chief Executive Officer and Chief Financial Officer of the Company. On the same day he was also appointed as a member of our Board of Directors.

On January 24, 2018 Low Wai Kong was appointed as Chief Operating Officer of the Company and as a member of our Board of Directors.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 30, 2018 we acquired 100% of MtradeApp Pte. Ltd., a Singapore Company. The agreement pertaining to this is attached herein as exhibit 10.1.

On April 30, 2018 we acquired 100% of Bio Ingredient Technology Sdn Bhd., a Malysian Company. The agreement pertaining to this is attached herein as exhibit 10.2.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal year(s).

		Fiscal Year Ended January 31, 2018
Audit fees	Total Asia Associates	$25,000
Audit related fees		-
Tax fees		-
All other fees		-

Total		$25,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Condensed Consolidated Balance Sheets	F-3

Condensed Consolidated Statement of Operations and Comprehensive Income	F-4

Condensed Consolidated Statement of Changes in Stockholders’ Equity	F-5

Condensed Consolidated Statement of Cash Flows	F-6

Notes to the Condensed Consolidated Financial Statements	F-7 – F-17

- F1 -

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128)

Firm registered with US PCAOB and Malaysian MIA

106-2A, Jalan PJU 1/3B, SunwayMas Commercial Centre

47301 Petaling Jaya, Selangor Darul Ehsan

Tel : (603) 7805 2850

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of GM Capital Inc

B1-32-2, Soho Suite KLCC

20, Jalan Perak

50450 Kuala Lumpur

Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GM Capital Inc (the ‘Company’) as of January 31, 2018 and 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for the each of the two years in the period ended of January 31, 2018 and 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant negative cash outflow from operations, all of which raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2018.

Kuala Lumpur, Malaysia

July 18, 2018

- F2 -

GM CAPITAL INC

CONDENSED CONSOLIDATED BALANCE SHEETS

As of January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	As of January 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	100,363	11,268
Account receivables	132,049	4,484
Deposit and prepayment	1,936	1,955
Amount due from directors	-	11,119
Inventories	9,416	10,235
Total Current Assets	243,764	39,061

NON-CURRENT ASSETS
Plant and equipment, net	74,079	54,462
	74,079	54,462

TOTAL ASSETS	$317,843	$93,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Account payables	-	8,500
Other payables and accrued liabilities	46,994	16,743
Obligation under finance lease	6,232	-
Amount due to directors	70,261	-
Current tax liabilities	15,431	-
Total Current Liabilities	138,918	25,243

NON-CURRENT LIABILITIES
Obligation under finance lease	6,589	-
Deferred taxation	1,410	-
Total Non-Current Liabilities	7,999	-

TOTAL LIABILITIES	$146,917	$25,243

STOCKHOLDERS’ EQUITY
Share Capital	101,828	101,828
Common stock, $0.0001 par value, 10,000,000 shares authorized and nil shares issued and outstanding as of January 31, 2018 and 2017 respectively	100	-
Other comprehensive income	8,045	347
Retained earnings/(Accumulated losses)	60,953	(33,895)
TOTAL STOCKHOLDERS’ EQUITY	$170,926	$68,280

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,843	$93,523

See accompanying notes to condensed consolidated financial statements.

- F3 -

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017

REVENUE	291,140	35,126

COST OF REVENUE	(54,181)	(38,533)

GROSS PROFIT/(LOSS)	236,959	(3,407)

OTHER INCOME	-	99

GENERAL AND ADMINISTRATIVE EXPENSES	(126,421)	30,182

PROFIT/(LOSS) BEFORE INCOME TAX	110,538	(33,490)

INCOME TAX PROVISION	(15,690)	-

NET PROFIT/(LOSS)	94,848	(33,490)

Other comprehensive income
- Foreign exchange translation adjustment	7,698	347
Comprehensive income/(loss)	102,546	(33,143)

Net profit/(loss) per share, basic and diluted:	0.04	(0.05)

Weighted average number of common shares outstanding - Basic and diluted	2,498,278	664,339

See accompanying notes to condensed consolidated financial statements.

- F4 -

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”))

(Audited)

	COMMON STOCK		ACCUMULATED COMPREHENSIVE INCOME / (LOSS)	(ACCUMULATED LOSSES) / RETAINED EARNINGS	TOTAL EQUITY
	Number of Shares	Amount
Balance, April 30, 2016	102	$75	-	$(405)	$(330)
Issuance of shares	249,998	$62,753	-	-	$62,753
Issuance of shares	2,029,000	$39,000	-	-	$39,000
Net loss for the period	-	-	-	$(33,490)	$(33,490)
Foreign currency translation adjustment	-	-	347	-	347
Balance as of January 31, 2017	2,279,100	$101,828	347	$(33,895)	$68,280
Issuance of share capital – founder shares	10,000,000	$100	-	-	$100
Net profit for the year	-	-	-	$94,848	$94,848
Foreign currency translation adjustment	-	-	7,698	-	7,698
Balance as of January 31, 2018	12,279,100	$101,928	8,045	$60,953	$170,926

See accompanying notes to condensed consolidated financial statements.

- F5 -

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit/(loss)	110,538	(33,490)
Adjustments to reconcile net profit/(loss) to net cash used in operating activities:
Depreciation	15,561	8,420
Changes in operating assets and liabilities:
Account receivables	(127,565)	(4,484)
Deposits and prepayments	5,080	(1,955)
Inventories	819	(10,235)
Account payables	(8,500)	8,500
Other payables and accrued liabilities	26,341	16,743
Net cash (used in)/provided in operating activities	(103,825)	8,569

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(35,342)	(62,882)
Advances from / (repayment to) directors	81,379	(12,771)
Net cash provided by/(used) in investing activities	46,037	(75,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	100	101,753
Obligation under finance lease	12,986	-
Net cash provided by financing activities	13,086	101,753

Effect of exchange rate changes on cash and cash equivalent	7,698	347

Net increase in cash and cash equivalents	89,095	9,946
Cash and cash equivalents, beginning of year	11,268	1,322
CASH AND CASH EQUIVALENTS, END OF YEAR	100,363	11,268
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	-	-
Interest paid	-	-

See accompanying notes to condensed consolidated financial statements.

- F6 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

GM Capital Inc. is organized as a Holding Company, incorporated on January 24, 2018. For purposes of financial statement presentation, GM Capital Inc. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to engage in acquiring high growth companies in South East Asia through wholly owned subsidiaries.

We have acquired two subsidiaries which are based in Malaysia and Singapore; namely Bio Ingredient Technology Sdn. Bhd. and MTradeApp Pte. Ltd. on April 30, 2018. On January 31, 2018, GM Capital Inc. was organized to be the holding company parent to, and succeed to the operations of, Bio Ingredient Technology Sdn. Bhd. and MTradeApp Pte. Ltd. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries, mainly provides financial technology, and supply of functional food ingredients. Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	MTradeApp Pte. Ltd.	Singapore, May 11, 2011	2,029,100 shares of ordinary share of SGD0.026699 each	Financial technology and related products
2.	Bio Ingredient Technology Sdn. Bhd.	Malaysia, February 17, 2016	250,000 shares of ordinary share of MYR1 each	Research and development, supply and trading of functional food ingredients

2.	GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the fiscal year ended January 31, 2018, the Company incurred a negative cash outflow of $103,825. The continuation of the Company as a going concern through January 31, 2019 is dependent upon improving the profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be January 31.

- F7 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives as follows:

Classification	Estimated useful lives
Office and factory equipment	5 years
Furniture and fittings	5 years
Plant and machinery	5 years
Renovation	5 years
Motor vehicles	5 years

Expenditures for maintenance and repairs are expenses as incurred.

Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonable assured.

- F8 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of financial technology and related products, and provision of research and development, supply and trading of functional food ingredients. The services and products are billed either on a fixed amount basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed, and products are delivered and accepted by the customers.

Cost of revenue

Cost of revenue includes the cost of subscription and related charges, and cost of research and development, and cost of raw material of function food ingredients.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Singapore and Malaysia and are subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income.

- F9 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Foreign currencies translation

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Singapore and Malaysia maintains its books and record in its local currency, Singapore Dollar (“SGD”) and Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts to US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended	As of and for the year ended
	January 31, 2018	January 31, 2017

Period-end SGD : US$1 exchange rate	1.31173	1.33255
Period-average SGD : US$1 exchange rate	1.37161	1.38068
Period-end RM : US$1 exchange rate	3.89985	3.97788
Period-average RM : US$1 exchange rate	4.25604	4.15179

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended January 31, 2018 and 2017, the Company operates in one reportable operating segment in Singapore and Malaysia.

- F10 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)” and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In November 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-17, Income Taxes (Topic 740). This ASU requires that the enacted tax law for a particular tax 5 jurisdiction be used for recognition and measurement of deferred tax liabilities and assets. The amendments in this ASU are effective for financial statements issued for annual period beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Management is currently assessing the impact of the amendment of this standard and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In January 2017, FASB issued Accounting Standard Update (“ASU”) No. 2017-01, Business Combination (Topic 805) and ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU No. 2017-01 provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this update (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. All entities other than public business entities should apply the amendments to annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. For ASU No. 2017-04, goodwill shall not be amortized, instead tested at least annually for impairment at a level of reporting referred to as a reporting unit. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit that includes goodwill exceed its fair value. A goodwill impairment loss, if any, shall be measured as the amount by which the carrying amount of an entity (or a reporting unit) including goodwill exceeds its fair value, limited to the total amount of goodwill of the entity (or allocated to the reporting unit). (continued on next page).

- F11 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Recent accounting pronouncements (continued)

All entities other than public business entities should adopting the amendments for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Management is currently assessing the impact of both amendment of the standard and has not determined the effect of the standard on our ongoing financial reporting.

In March 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-05, Income Taxes (Topic 740). ASU Topic 740 provides accounting and disclosure guidance on accounting for income taxes under generally accepted accounting principles (“U.S. GAAP”). This guidance addresses the recognition of taxes payable or refundable for the current year and the recognition of deferred tax liabilities and deferred tax assets for the future tax consequences of events that have been recognized in an entity’s financial statement or tax returns. It also addresses the accounting for income taxes upon a change in tax laws or tax rates includes, for example, adjusting (or re-measuring) deferred tax liabilities and deferred tax assets, as well as evaluating whether a valuation allowance is needed for deferred tax assets. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	PLANT AND EQUIPMENT
	As of January 31,	As of January 31,
	2018	2017
Office and factory equipment	15,561	4,278
Furniture and fittings	8,309	6,788
Plant and machinery	42,801	41,962
Renovation	10,896	9,854
Motor vehicles	20,660	-
	98,227	62,882
Accumulated depreciation	(24,148)	(8,420)
Plant and equipment, net	74,079	54,462

Depreciation expense for the year ended January 31, 2018 and January 31, 2017 were $15,561 and $8,420, respectively.

As of January 31, 2018 and 2017, the Company acquired motor vehicle under finance lease with a carrying value of $19,972 and $0 respectively.

- F12 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

5.	INVENTORIES

Inventories consisted of the following at January 31, 2018 and January 31, 2017:

	As of January 31, 2018	As of January 31, 2017
INVENTORIES
Raw materials	$16	$-
Packing materials	$1,319	$-
Finished goods	$8,081	$10,235
Total inventories	$9,416	$10,235

6.	DEPOSIT & PREPAYMENT

Deposit and prepayment consisted of the following at January 31, 2018 and January 31, 2017:

	As of January 31,	As of January 31,
	2018	2017
Deposit	$1,936	$1,955
Total deposit and prepayment	$1,936	$1,955

7.	OTHER PAYABLES AND ACCRUED LIABILITIES

	As of January 31,	As of January 31,
	2018	2017
OTHER PAYABLES
Other payables	5,584	16,190
Accrued royalty fee
- Related party A	40,461	-
Accrued audit fee	641	302
Accrued tax fee	308	251
Total other payables and accrued liabilities	46,994	16,743

8.	AMOUNT DUE TO/(FROM) DIRECTOR

As of January 31, 2018, and January 31, 2017, directors of the Company advanced $70,261 and due ($11,119), respectively to/(from) the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

- F13 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 2.93% per annum, with principal and interest payable monthly. The obligation under the finance lease is as follows:

	As of January 31,	As of January 31,
	2018	2017
Finance lease	$13,572	$-
Less: interest expense	$(751)	$-
Net present value of finance lease	$12,821	$-

Current portion	$6,232	$-
Non-current portion	$6,589	$-
Total	$12,821	$-

As of January 31, 2018, the maturities of the finance lease for the years are as follows:

< 1 year	6,232
> 1 year and < 5 years	6,589
Total	$12,821

10.	INCOME TAXES

For the years ended January 31, 2018 and January 31, 2017, the local (United States) and foreign components of profit before income taxes were comprised of the following:

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017

Tax jurisdictions from:
- Local	$-	$-
- Foreign, representing
Singapore	$55,283	$-
Malaysia	$55,255	$-
Profit before income tax	$110,538	$-

The provision for income taxes consisted of the following:

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017
Current:
- Local	$-	$-
- Foreign	$14,398	$-
Deferred:
- Local	$-	$-
- Foreign	$1,292	$-
Income tax expense	$15,690	$-

- F14 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

10.	INCOME TAXES (CONTINUED)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Singapore and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. The Tax Cuts and Jobs Act was enacted in the United States on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. In December 2017, the SEC issued SAB 118, which directs taxpayers to consider the impact of the U.S. legislation as “provisional” when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law.

As of January 31, 2018, the Company does not recognize any provisional amount for the transition tax.

Singapore

MTradeApp Pte. Ltd. is subjected to Singapore Profits Tax, which is charged at the statutory income rate of 17% on its assessable income.

Malaysia

Bio Ingredient Technology Sdn. Bhd. is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 18% to 24% on its assessable income.

A reconciliation of income tax expense applicable to profit before tax at the statutory income tax rate to income tax expense at the effective income tax rate of the Company are as follow:

	For the year ended	For the period ended
	January 31, 2018	January 31, 2017

Profit/(Loss) before tax
- Singapore	$55,283	$(18,484)
- Malaysia	$55,255	$(15,006)

Tax at the applicable tax rate
- Singapore, at 17%	$9,398	$-
- Malaysia, at 18% to 24%	$9,946	$-

Tax effects arising from:
- Non-deductible expenses	$2,566	$-
- Deferred tax recognized in different tax rate	$(5,865)	$-
- Prior year	$(355)	$-
Income tax expense	$15,690	$-

- F15 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

11.	RELATED PARTY TRANSACTIONS

	For the year ended January 31, 2018	For the year ended January 31, 2017
Revenue generated from:
- Related party A	$92,535	$-
- Related party B	$11,339	$-
- Related party C	$129,407	$35,126
- Related party D	$6,955	$-

	$240,236	$35,126

Development cost and consultant fee paid:
- Related party A	$25,982	$7,341

Royalty fee paid:
- Related party A	$38,694	$-

Loss on foreign exchange:
- Related party A	$358	$-

	$65,034	$7,341

Balance Sheet Item:-

Trade receivables:
- Related party A	$93,084	$-
- Related party B	$11,857	$-
- Related party C	$14,327	$4,484
- Related party D	$7,590	$-

	$126,858	$4,484

Accrued royalty fee to be paid:
- Related party A	$40,461	$-

	$40,461	$-

Related party A, B, C and D is the third parties which have the common director in the company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

- F16 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended January 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the year ended January 31, 2018, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivable balance at year-end are presented as follows:

	For the year ended January 31
	2018	2017	2018	2017	2018	2017
	Revenue		Percentage of Revenue		Accounts Receivable, Trade
Customer A	$ 129,407	$ 35,126	44%	100%	$ 14,327	$ 4,484
Customer B	$ 92,535	$ -	32%	-	$ 93,084	$ -
	$ 221,942	$ 35,126	76%	100%	$ 107,411	$ 4,484

(b)	Major vendors

For the year ended January 31, 2018, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at year-end are presented as follows:

	For the year ended January 31
	2018	2017	2018	2017	2018	2017
	Cost of Revenue		Percentage of Cost of Revenues		Accounts Payable, Trade
Vendor A	$ 27,329	$ -	80%	-	$ -	$ -
Vendor B	$ -	$ 8,143	-	24%	$ -	$ 8,500
	$ 27,329	$ 8,143	80%	24%	$ -	$ 8,500

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

13.	COMMITMENTS AND CONTINGENCIES

As of January 31, 2018, the Company has no commitments or contingencies involved.

14.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after January 31, 2018 up through the date the Company presented these audited financial statements.

- F17 -

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements

Condensed Consolidated Balance Sheets as of April 30, 2018 and January 31, 2017 (Audited)	F-19

Condensed Consolidated Statement of Operations and Comprehensive Income for the Three Months Ended April 30, 2018 and 2017 (Unaudited)	F-20

Condensed Consolidated Statement of Cash Flows for the Three Months Ended April 30, 2018 and 2017 (Unaudited)	F-21

Notes to the Condensed Consolidated Financial Statements	F-22 – F-33

- F18 -

GM CAPITAL INC

CONDENSED CONSOLIDATED BALANCE SHEETS

As of April 30, 2018 and January 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	April 30, 2018	January 31, 2018
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	111,358	100,363
Account receivables	129,165	132,049
Deposit and prepayment	1,922	1,936
Inventories	7,699	9,416
Total Current Assets	250,144	243,764

NON-CURRENT ASSETS
Plant and equipment, net	75,071	74,079
Intangible assets - goodwill, net	7,075	-
	82,146	74,079

TOTAL ASSETS	$332,290	$317,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	61,117	46,994
Obligation under finance lease	4,031	6,232
Amount due to directors	245,076	70,261
Current tax liabilities	17,424	15,431
Total Current Liabilities	327,648	138,918

NON-CURRENT LIABILITIES
Obligation under finance lease	6,542	6,589
Deferred taxation	1,400	1,410
Total Non-Current Liabilities	7,942	7,999

TOTAL LIABILITIES	$335,590	$146,917

STOCKHOLDERS’ EQUITY
Share Capital	-	101,828
Common stock, $0.0001 par value, 10,000,000 shares authorized and nil shares issued and outstanding as of January 31, 2018 and 2017 respectively	100	100
Other comprehensive income	-	8,045
Retained earnings	(3,400)	60,953
TOTAL STOCKHOLDERS’ EQUITY	$(3,300)	$170,926

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$332,290	$317,843

See accompanying notes to condensed consolidated financial statements.

- F19 -

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended
	April 30, 2018	April 30, 2017

REVENUE	69,327	52,073

COST OF REVENUE	(7,536)	(12,051)

GROSS PROFIT	61,791	40,022

OTHER INCOME	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	(67,732)	(20,323)

(LOSS)/PROFIT BEFORE INCOME TAX	(5,941)	19,699

INCOME TAX PROVISION	(3,160)	(1,395)

NET (LOSS)/PROFIT	(9,101)	18,304

Other comprehensive loss
- Foreign exchange translation adjustment	(1,424)	(4,718)
Comprehensive (loss)/income	(10,525)	13,586

Net (loss)/income per share, basic and diluted:	(0.001)	0.006

Weighted average number of common shares outstanding – Basic and diluted	10,000,000	2,279,100

See accompanying notes to condensed consolidated financial statements.

- F20 -

GM CAPITAL INC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended April 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/profit	(5,941)	19,699
Adjustments to reconcile net (loss)/profit to net cash used in operating activities:
Depreciation	5,170	3,092
Changes in operating assets and liabilities:
Account receivables	2,884	(20,466)
Deposit and prepayment	14	175
Inventories	1,718	8,114
Account payables	-	(8,256)
Other payables and accrued liabilities	14,124	8,360
Current tax liabilities	(1,178)	(456)
Net cash provided by/(used) in operating activities	17,562	(12,529)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(6,162)	(1,721)
Advances from directors	4,010	12,864
Net cash provided (used in)/provided by investing activities	(2,152)	11,143

CASH FLOWS FROM FINANCING ACTIVITIES:
Obligation under finance lease	(2,249)	-
Net cash used in financing activities	(2,249)	-

Effect of exchange rate changes on cash and cash equivalent	(1,395)	(4,718)

Net increase in cash and cash equivalents	10,995	16,687
Cash and cash equivalents, beginning of period	100,363	11,268
CASH AND CASH EQUIVALENTS, END OF PERIOD	$111,358	27,955
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$90	$-

See accompanying notes to condensed consolidated financial statements.

- F21 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of January 31, 2018 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the three months ended April 30, 2018 are not necessarily indicative of the results to be expected for the entire fiscal year ending January 31, 2019 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Form S-1 for the period from January 31, 2017 to April 30, 2017.

2.	DESCRIPTION OF BUSINESS AND ORGANIZATION

GM Capital Inc. is organized as a investment holding Company, incorporated on January 24, 2018. For purposes of financial statement presentation, GM Capital Inc. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to engage in acquiring high growth companies in South East Asia through wholly owned subsidiaries.

We have acquired 2 subsidiaries which is based in Malaysia and Singapore; namely Bio Ingredient Technology Sdn. Bhd. and MTradeApp Pte. Ltd. on April 30, 2018. These two companies are focus on high growth business segment; Bio Technology and Financial Technology. On January 31, 2018, GM Capital Inc. was organized to be the holding company parent to, and succeed to the operations of, Bio Ingredient Technology Sdn. Bhd. and MTradeApp Pte. Ltd. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries, mainly provides financial technology, and supply of functional food ingredients. Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	MTradeApp Pte. Ltd.	Singapore, May 11, 2011	2,029,000 shares of ordinary share of SGD0.026699 each	Financial technology and related products
2.	Bio Ingredient Technology Sdn. Bhd.	Malaysia, February 17, 2016	250,000 shares of ordinary share of MYR1 each	Research and development, supply and trading of functional food ingredients

See accompanying notes to condensed consolidated financial statements.

- F22 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

3.	GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of April 30, 2018, the Company has net current liabilities of $77,504, accumulated losses of $3,400 and shareholders' deficit of $3,300. The continuation of the Company as a going concern through January 31, 2019 is dependent upon improving the profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be January 31.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

- F23 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives as follows:

Classification	Estimated useful lives
Office and factory equipment	5 years
Furniture and fittings	5 years
Plant and machinery	5 years
Renovation	5 years
Motor vehicles	5 years

Expenditures for maintenance and repairs are expenses as incurred.

Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trademarks in China, which are amortized on a straight-line basis over a useful life of ten years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the 3 months ended April 30, 2018.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of financial technology and related products, and provision of research and development, supply and trading of functional food ingredients. The services and products are billed either on a fixed amount basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed, and products are delivered and accepted by the customers.

- F24 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Cost of revenue

Cost of revenue includes the cost of subscription and related charges, and cost of research and development, and cost of raw material of function food ingredients.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Singapore and Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Singapore and Malaysia maintains its books and record in its local currency, Singapore Dollar (“SGD”) and Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

- F25 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Foreign currencies translation

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts to US$1 has been made at the following exchange rates for the respective periods:

	As of and for the three months ended	As of and for the three months ended
	April 30, 2018	April 30, 2017

Period-end SGD : US$1 exchange rate	1.32494	1.39104
Period-average SGD : US$1 exchange rate	1.31702	1.40645
Period-end RM : US$1 exchange rate	3.92784	4.34312
Period-average RM : US$1 exchange rate	3.90259	4.43184

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended June 30, 2017 and 2016, the Company operates in one reportable operating segment in Malaysia.

- F26 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)” and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In November 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-17, Income Taxes (Topic 740). This ASU requires that the enacted tax law for a particular tax 5 jurisdiction be used for recognition and measurement of deferred tax liabilities and assets. The amendments in this ASU are effective for financial statements issued for annual period beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Management is currently assessing the impact of the amendment of this standard and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In January 2017, FASB issued Accounting Standard Update (“ASU”) No. 2017-01, Business Combination (Topic 805) and ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU No. 2017-01 provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this update (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. All entities other than public business entities should apply the amendments to annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. For ASU No. 2017-04, goodwill shall not be amortized, instead tested at least annually for impairment at a level of reporting referred to as a reporting unit. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit that includes goodwill exceed its fair value. A goodwill impairment loss, if any, shall be measured as the amount by which the carrying amount of an entity (or a reporting unit) including goodwill exceeds its fair value, limited to the total amount of goodwill of the entity (or allocated to the reporting unit). All entities other than public business entities should adopting the amendments for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Management is currently assessing the impact of both amendment of the standard and has not determined the effect of the standard on our ongoing financial reporting.

- F27 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Recent accounting pronouncements

In March 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-05, Income Taxes (Topic 740). ASU Topic 740 provides accounting and disclosure guidance on accounting for income taxes under generally accepted accounting principles (“U.S. GAAP”). This guidance addresses the recognition of taxes payable or refundable for the current year and the recognition of deferred tax liabilities and deferred tax assets for the future tax consequences of events that have been recognized in an entity’s financial statement or tax returns. It also addresses the accounting for income taxes upon a change in tax laws or tax rates includes, for example, adjusting (or re-measuring) deferred tax liabilities and deferred tax assets, as well as evaluating whether a valuation allowance is needed for deferred tax assets. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

5. PLANT AND EQUIPMENT

Plant and equipment as of April 30, 2018 and January 31, 2018 are summarized below:

	As of April 30,	As of January 31,
	2018	2018
Office and factory equipment	17,355	15,561
Furniture and fittings	8,250	8,309
Plant and machinery	47,281	42,801
Renovation	10,818	10,896
Motor vehicles	20,513	20,660
	104,217	98,227
Accumulated depreciation	(29,146)	(24,148)
Plant and equipment, net	75,071	74,079

Depreciation expense for the three months ended April 30, 2018 and April 30, 2017 were $5,170 and $3,092, respectively.

As of April 30, 2018 and 2017, the Company acquired motor vehicle under finance lease with a carrying value of $18,804 and $0 respectively.

- F28 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

6. INTANGIBLE ASSETS

Intangible assets as of April 30, 2018 and January 31, 2018 are summarized below:

	As of April 30,	As of January 31,
	2018	2018
Consideration paid for investment in:
- MTradeApp Pte. Ltd.	63,634	-
- Bio Ingredient Technology Sdn. Bhd.	107,172	-
	170,806	-

Fair value of the subsidiaries as at 30 Apr 2018
- MTradeApp Pte. Ltd.	57,242	-
- Bio Ingredient Technology Sdn. Bhd.	106,489	-
	163,731	-

Goodwill	7,075	-
Amortization	-	-
Intangible assets, net	7,075	-

Amortization for the three months ended April 30, 2018 and January 31, 2018 were $0 and $0, respectively.

7.	INVENTORIES

Inventories consisted of the following at April 31, 2018 and January 31, 2018:

	As of January 31, 2018	As of January 31, 2018
INVENTORIES
Raw materials	$63	$16
Packing materials	$1,310	$1,319
Finished goods	$6,326	$8,081
Total inventories	$7,699	$9,416

8.	DEPOSIT AND PREPAYMENT

Deposit and prepayment consisted of the following at April 30, 2018 and January 31, 2018:

	April 30, 2018	January 31, 2018
Deposit	$1,922	$1,936
Total deposit and prepayment	$1,922	$1,936

- F29 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

9.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at April 30, 2018 and January 31, 2018:

	As of April 30,	As of January 31,
	2018	2018
OTHER PAYABLES
Other payables	4,771	5,584
Accrued royalty fee
- Related party A	47,544	40,461
Accrued audit fee	3,789	641
Accrued tax fee	682	308
Accrued accounting fee	291	-
Other accrued expenses	4,040	-
Total other payables and accrued liabilities	61,117	46,994

10.	AMOUNT DUE TO DIRECTOR

As of April 30, 2018 and January 31, 2018, directors of the Company advanced $245,076 and $70,261, respectively to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

11.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 2.93% per annum, with principal and interest payable monthly. The obligation under the finance lease is as follows:

	April 30, 2018	January 31, 2018
Finance lease	$11,230	$13,572
Less: interest expense	(657)	(751)
Net present value of finance lease	$10,573	$12,821

Current portion	$4,031	$6,232
Non-current portion	6,542	6,589
Total	$10,573	$12,821

As of April 30, 2018, the maturities of the finance lease for the years are as follows:

< 1 year	4,031
> 1 year and < 5 years	6,542
Total	$10,573

- F30 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

12. INCOME TAXES

For the month ended April 30, 2018 and April 30, 2017, the local (United States) and foreign components of profit/(loss) before income taxes were comprised of the following:

	For the three months ended	For the three months ended
	April 30, 2018	April 30, 2017
Tax jurisdictions from:
- Local	$(3,400)	$-
- Foreign, representing
Singapore	$(14,902)	$26,728
Malaysia	$12,361	$(7,029)
(Loss)/profit before income tax	$(5,941)	$19,699

The provision for income taxes consisted of the following:

	For the three months ended	For the three months ended
	April 30, 2018	April 30, 2017
Current:
- Local	$-	$-
- Foreign	$3,139	$1,410
Deferred:
- Local	$-	$-
- Foreign	$-	$-
Income tax expense	$3,139	$1,410

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. The Tax Cuts and Jobs Act was enacted in the United States on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. In December 2017, the SEC issued SAB 118, which directs taxpayers to consider the impact of the U.S. legislation as

“provisional” when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law.

As of April 30, 2018, the Company does not recognize any provisional amount for the transition tax.

Singapore

MTradeApp Pte. Ltd. is subjected to Singapore Profits Tax, which is charged at the statutory income rate of 17% on its assessable income.

- F31 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

12.	INCOME TAXES (CONTINUED)

Malaysia

Bio Ingredient Technology Sdn. Bhd. is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 18% to 24% on its assessable income.

A reconciliation of income tax expense applicable to profit before tax at the statutory income tax rate to income tax expense at the effective income tax rate of the Company are as follow:

	For the year ended	For the period ended
	April 30, 2018	April 30, 2017

Profit/(Loss) before tax
- U.S.	$(3,400)	$-
- Singapore	$(14,902)	$26,728
- Malaysia	$12,361	$(7,029)

Tax at the applicable tax rate
- U.S., at 21%	$-	$-
- Singapore, at 17%	$-	$4,594
- Malaysia, at 18% to 24%	$2,210	$-

Tax effects arising from:
- Non-deductible expenses	$929	$1
- Prior year	$-	$(3,185)
Income tax expense	$3,139	$1,410

13.	RELATED PARTY TRANSACTIONS

	For the year ended April 30, 2018	For the year ended April 30, 2017
Revenue generated from:
- Related party A	$-	$16,341
- Related party B	$39,180	$14,985
- Related party C	$-	$23

	39,180	31,349

Royalty fee paid:
- Related party A	7,531	9,266

	7,531	9,266

- F32 -

GM CAPITAL INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended April 30, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

13.	RELATED PARTY TRANSACTIONS (CONTINUED)

Balance Sheet Item:-

Trade receivables:
- Related party A	$93,334	$16,579
- Related party B	$18,953	$8,348
- Related party C	$-	$23
- Related party D	$11,739	$-

	$124,026	$24,950

Accrued royalty fee to be paid:
- Related party A	$47,544	$9,369

	$47,544	$9,369

Related party A, B, C and D is the third parties which have the common director in the company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

14.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the three months ended April 30, 2018 and 2017, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivable balance at year-end are presented as follows:

	For the three months ended April 30
	2018	2017	2018	2017	2018	2017
	Revenue		Percentage of Revenue		Accounts Receivable, Trade
Customer A	$ -	$ 16,575	-	32%	$ -	$ 16,579
Customer B	$39,180	$ 14,985	57%	29%	$ 18,953	$ 8,348
Customer C	$30,147	$ -	43%	-	$ -	$ -
	$69,327	$ 31,560	100%	61%	$ 18,953	$ 24,927

(b)	Major vendors

For the three months ended April 30, 2018 and 2017, no vendors as no purchases for the Company’s during the period.

(a)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after April 30, 2018 up through the date the Company presented these audited financial statements.

- F33 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$$1,623.01
Audit and Accounting Fees	$25,000.00
Legal Fees	$2,500.00
Edgarization/ Consulting Fees	$30,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$61,123.01

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of GM Capital Inc (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of GM Capital Inc to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On May 25, 2018 Sim Min Teck was issued 25,000,000 shares of restricted common stock, Low Wai Kong was issued 25,000,000 shares of restricted common stock, Liew Hon Boon was issued 125,000 shares of restricted common stock, Lee Pying Jin was issued 62,500 shares of restricted common stock, and Chung Chow Pin was issued 175,000 shares of restricted common stock.

All of the shares issued above are restricted common stock with a par value of .00001 per share. No monies were paid for the shares and they were all issued for services relating to developing the Company’s business plan.

The aforementioned shares were issued under Rule 4(a)(2) of the Securities Exchange Act of 1933.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation and Certificate of Amendment (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Acquisition Agreement - MtradeApp Pte. Ltd. (1)
10.2	Acquisition Agreement - Bio Ingredient Technology Sdn Bhd. (1)
23.1	Consent of Independent Accounting Firm “Total Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in  Kuala Lumpur, Malaysia on August 3, 2018.

GM Capital Inc

By: /s/ Sim Min Teck
Name: Sim Min Teck
Title: Chief Executive Officer, Chief Financial Officer, Director Date: August 3, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Sim Min Teck  Signature: /s/ Sim Min Teck  Title: Chief Executive Officer, Chief Financial Officer, Director (Principal Executive Officer, Principal Financial Officer) Date: August 3, 2018

Name: Low Wai Kong  Signature: /s/ Low Wai Kong  Title: Chief Operating Officer and Director (Principal Operating Officer) Date: August 3, 2018

Name: Chong Kah Heng  Signature: /s/ Chong Kah Heng Title: Chief Legal Officer Date: August 3, 2018

Name: Wong Weng Chee  Signature: /s/ Wong Weng Chee  Title: Chief Accounting Officer Date: August 3, 2018